EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Stock Option Plan of Mer Telemanagement Solutions Ltd., of our report, dated March 26, 2012, with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	Yours truly, /s/Kost Forer Gabbay and Kasierer KOST FORER GABBAY & KASIERER
March 27, 2012	A Member of Ernst & Young Global